PRIMECAP ODYSSEY FUNDS,

AMENDMENT TO THE

TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT to the Transfer Agent Servicing Agreement dated as of March 25, 2013, as amended (the “Agreement”), is entered into by and between PRIMECAP ODYSSEY FUNDS, a Delaware trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS” and together with the Trust the “Parties”).

RECITALS

WHEREAS, the Parties have entered into the Agreement and desire to amend the fees and the length of the Agreement; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by the Parties and authorized or approved by the Board of Trustees.

NOW, THEREFORE, the Parties agree as follows:

1.	Section 12, Term of Agreement; Amendment and Section 13, Early Termination shall be superseded and replaced with the following:

12.	Term of Agreement; Amendment

This Agreement shall become effective as of April 1, 2018, and will continue in effect for a period ending on the earlier or (i) of March 31, 2023 (such period, the “Term”), or (ii) the date of termination by the Trust pursuant to Section 13. This Agreement may be terminated without penalty by either party at any time effective on or after March 31, 2023, upon giving 90 days’ prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. This Agreement may not be amended or modified in any manner except by written agreement executed by USBFS and the Trust, and authorized or approved by the Board of Trustees.

13.	Early Termination

(a)	Notwithstanding any other provision of this Agreement to the contrary, this Agreement may be terminated at any time:

(i) by either party without penalty upon the breach by the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party; or

(ii) by the Trust in the event that in the opinion of the Trust (A) USBFS or U.S. Bank National Association (the “Custodian”) is negligent or continually deficient in the performance of its duties under this Agreement, the Fund Accounting Servicing Agreement between the parties dated as of March 25, 2013, as amended (the “Fund

Accounting Agreement”), the Transfer Agent Servicing Agreement between the parties dated as of March 25, 2013, as amended (the “TA Agreement”), or the Custody Agreement between the Trust and U.S. Bank National Association (the “Custodian”) dated as of March 29, 2018 (the “Custody Agreement”), as applicable, or (B) in providing any such services USBFS or the Custodian is responsible for a Material Error. “Material Error” is defined for this purpose as any error or series of errors that shall cause a loss of at least $75,000 to a Fund. In the event of a termination by the Trust of this Agreement pursuant to this Section 13(a)(ii), the Trust agrees to pay the following fees (the “Conversion Fees”):

a.	Reimbursement for all reasonable costs associated with converting services to a successor service provider (not to exceed an amount equal to three months’ service fees); and

b.	Reimbursement for all reasonable costs associated with any record retention and/or tax reporting obligations that may not be eliminated due to the conversion to a successor service provider.

(b) In the event the Trust elects to terminate this Agreement prior to the end of the Term for any reason other than pursuant to Section 13(a) of this Agreement or the complete liquidation and termination of the Trust, the Trust agrees to pay the Conversion Fees. In addition to Conversion Fees, the Trust agrees to pay the lesser of $50,000 (in total for all services – Administration, Accounting, Custody, and Transfer Agent, not $50,000 per service line) or the fees billed to the Trust by USBFS and the Custodian in the month prior to the month in which such services terminate.

2.	All references in the Agreement to ”out of pocket expenses” are replaced with “miscellaneous expenses”.

3.	Exhibit C of the Agreement is hereby superseded and replaced with Exhibit C attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

(Signatures on the following page)

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

PRIMECAP ODYSSEY FUNDS		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Michael J. Ricks	By:	/s/ Anita M. Zagrodnik
Name:	Michael J. Ricks	Name:	Anita M. Zagrodnik
Title:	CFO	Title:	Senior VP

Date:	3/29/18	Date:	4/10/18

EXHIBIT C to the Transfer Agent Servicing Agreement – PRIMECAP Odyssey Funds

Combined Fund Administration & Portfolio Compliance, Fund Accounting, Transfer Agent, Shareholder & Account Services, and Custody Services Fee Schedule effective April 1, 20181

Fund Administration, Fund Accounting, Transfer Agent and Custody Annual Fee Based Upon Average Net Assets in the Fund Complex*:

$[        ] base fee on the first $[        ] billion

[        ] basis points on the next $[        ] billion

[        ] basis points on the next $[        ] billion

[        ] basis points on the remaining balance

Fund Accounting Pricing Services:

$[        ] Domestic Equities and ADRs

$[        ] Foreign Equities and Currencies

Other security types added to the Funds after the date of this agreement will be negotiated at that time.

Transfer Agent Annual Service Charges to the Funds:

No Load Open Accounts	$[ ] per open account
Level 0 Trust Accounts	$[ ] per open account
NSCC Level 3 Accounts	$[ ] per open account
Closed (zero balance) Accounts	$[ ] per closed account

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.

Charges Paid by Investors:

Shareholder accounts will be charged based upon the type of activity and type of account, including the following:

Qualified Plan Fees

•	$[ ] per qualified plan account or Coverdell ESA account (Cap at $[ ] per SSN)

•	$[ ] per transfer to successor trustee

•	$[ ] per participant distribution (Excluding SWPs)

•	$[ ] per refund of excess contribution

•	$[ ] per reconversion/re-characterization

Additional Shareholder Paid Fees

•	$[ ] per outgoing wire transfer or overnight delivery

•	$[ ] per telephone exchange

•	$[ ] per return check or ACH or stop payment

•	$[ ] per statement year requested per account (applies to research requests for statements older than the prior year)

*	Subject to annual CPI increase – All Urban Consumers – U.S. City Average

Fees are calculated pro rata and billed monthly.

[1]

This is a combined fee schedule with the Fund Administration, Fund Accounting, Transfer Agent and Custody Agreement between the Parties and will cover the compensation for all services under the Fund Administration, Fund Accounting, Transfer Agent and Custody Agreement.

Custody Annual Fee Based Upon Market Value per Fund*:

[        ] basis points on the first $[        ] billion**

[        ] basis points on the remaining balance up to $[        ] billion**

([        ] basis point fees on assets in excess of $[        ] billion)

Plus portfolio transaction fees

Custody Portfolio Transaction Fees:

$[        ] – Book entry DTC transaction, Federal Reserve transaction, principal paydown

$[        ] – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction

$[        ] – Option/SWAPS/future contract written, exercised or expired

$[        ] – Mutual fund trade, Margin Variation Wire and outbound Fed wire

$[        ] – Physical security transaction

$[        ] – Check disbursement (waived if U.S. Bancorp is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses Charged to the Funds:

•	GICS Code Usage in Fund Fact Sheets

•	GICS Code Usage in Schedule of Investments

•	PFIC – full amount billed to the Funds annually

•	FTP Transmission

•	IDC Fair Value Pricing

•	NSCC Processing Charges

•	NSCC Service Interface Fee

•	BRM Permit

•	Literature Fulfillment

•	Application/Disclosure Statement Revisions

•	NRS Blue Sky Data Feed

•	Customized Envelopes (Western States invoices)

Miscellaneous Custody Expenses Charged to the Funds:

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Custody Services:

•	See Additional Services fee schedule for global servicing.

•	No charge for the initial conversion free receipt.

•	Overdrafts – charged to the account at prime interest rate plus 2 unless a line of credit is in place.

Services added after the date of this agreement will be at then current standard USBFS fee schedule rates.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

*	Subject to annual CPI increase – All Urban Consumers – U.S. City Average
**	average daily market value of all long securities and cash held in the portfolio

Fees are calculated pro rata and billed monthly.

EXHIBIT C (continued) to the Transfer Agent Servicing Agreement

Additional Global Sub-Custodial Services Annual Fee Schedule

•

Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

•	For all other markets specified in above grid, surcharges may apply if a security is held outside of the local market.

Miscellaneous Expenses

•	Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $50 per claim.

•

Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

•

A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.

•	SWIFT reporting and message fees.

EXHIBIT C (continued) to the Transfer Agent Servicing Agreement

Services Included in Annual Fund Complex Fees

Fund Administration and Fund Accounting Services Included in Annual Fund Complex Fees:

•	Base Fund Fee

•	Chief Compliance Officer Support

•	Advisor Information Source

•	Daily Performance Reporting

•	PFIC Monitoring

•	GainsKeeper Wash Sales Reporting

•	EDGAR/XBRL Filing

•	Legal Administration Services for current Funds

•	Customized Reporting

•	N-Port & N-CEN

•	Corporate Action and Factor Services (security paydown)

•	All Miscellaneous Fund Accounting Expenses except those noted on page 4

•	All Miscellaneous Fund Administration Expenses except those noted on page 4

Custody Services Included in Annual Fund Complex Fees:

•	Chief Compliance Officer Support

Transfer Agent Services Included in Annual Fund Complex Fees and Per Account Fees:

•	Base Fund Fee

•	Chief Compliance Officer Support

•	Telephone Calls

•	Manual Shareholder Transaction & Correspondence

•	Voice Response Unit (VRU) Calls

•	Voice Response Unit (VRU) Monthly Maintenance Fee

•	Omnibus Account Transaction

•	Daily Valuation/Manual 401k Trade

•	Cost Basis Reporting

•	eConnect Delivery

•	FAN Web shareholder e-commerce

•	Vision Intermediary e-Commerce

•	PRIMECAP, as a non-participating Management Company, is limited to [ ] Vision IDs.

•	Informa Electronic Statements/Confirmations

•	Standard two years of storage applies. Longer term storage available at an additional charge.

•	Digital Investor

•	The basis point fee covers the initial setup and implementation of:

•	Standard Digital Investor site

•	Out-of-band two factor authentication

•	Ongoing transactional monthly costs

•	Additional features and site customization added after initial setup are available at additional charge.

•	Mutual Fund Profile II Services

•

In the event that additional CUSIPs are added to the management company or the load structure of the existing three funds changes, a review of the contract and applicable charges related to Mutual Fund Profile II support will be required.

•	Dealer Reclaim Services

•	Losses of $[ ] and more created by an intermediary will be billed through this process.

Transfer Agent Services Included in Annual Fund Complex Fees and Per Account Fees (Continued):

•	MARS Sales Reporting & 22c-2 Reporting

•	The basis point fee covers the initial setup and implementation of:

•	MARS Sales Reporting Module, CRM Module and/or 22c-2 Compliance Module system setup (included up to one year of DST/TA2000 data).

•	MARS Sales & Compliance Reporting monthly service license fee (Includes 5 Sales & 5 Compliance Users)

•	Setup and transmission of the following Dealer files:

•	National Financial Services

•	Charles Schwab

•	Merrill Lynch Pierce Fenner & Smith

•	Pershing

•	TD Ameritrade

•	LPL Financial

•	Standard Version 8i Products & Services

•	OmniSERV

•	Daily Transaction Load from Sales Portal

•	Monthly Asset Load from Sales Portal

•	Merrill Lynch Compliance Interface (Required for 22c-2 Compliance)

•	NSCC DTTC SDR Data Line Fee (Required for 22c-2 Compliance)

•	Additional services and charges listed in Appendix A

•	Live Chat Services

•	The basis point fee covers the initial setup and implementation of:

•	Basic setup of portal

•	Setup of standard frequently used sayings

•	Setup of customized incoming chat questionnaire

•	Setup of branded chat portal

•	The basis point fee covers the monthly license cost which includes:

•	7 year record retention program

•	Error-free, redundant transfer of chat transcripts to archive

•	Error-free, redundant transfer of all disposition (wrap-up) codes, notes, and incoming information from questionnaire

•	The basis point fee covers the per chat cost which includes:

•	Chat coverage from 8am to 5pm Central

•	General maintenance of chat portals and systems

•	Regular quality reviews of chats

•	Monthly disposition code reporting

•	Additional services and charges listed in Appendix A

•	Contact Center Shareholder Survey Service

•	Once this service becomes available with the Transfer Agent, the implementation and standard service offering will be discussed with the advisor at that time.

•	Please note: this product will be leased from year to year, and USBFS may choose to halt the service depending on degree of implementation by Transfer Agent clients.

•	Miscellaneous Transfer Agent Expenses listed below are included in the basis point fee except those noted on page 4

•

Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, shareholder/dealer print out (daily confirms, investor confirms, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, excess history, FATCA and other compliance mailings, electronic document archiving.

EXHIBIT C (continued) to the Transfer Agent Servicing Agreement

Appendix A – Additional Transfer Agent Services & Charges

MARS – Additional Services and Charges

Standard MARS Version 8i Products & Services (Monthly fees)

•	$[ ] – Enhanced Services*

*

Includes up to [        ] hours per month of support services. Support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests, compliance report monitoring/review/analysis, and business requirement analysis. Additional Enhanced Services support can be negotiated.

Standard Version 8i Additional Licenses (Monthly Fee Per User)

•	$[ ] – Sales Reporting

•	$[ ] – 22c-2 Compliance

•	$[ ] – CRM

Additional Version 8i Products & Services Setup & Implementation Fees

•	$[ ] – SalesForce.com Integration

•	$[ ] – MARS iPad and/or iPhone Integration

•	$[ ] – Custom Data Interface

•	$[ ] – Albridge Analytics

•	$[ ] – RIA Module Integration

•	$[ ] – Standard Interface

•	$[ ] – OmniSERV Interface

Additional Version 8i Products & Services Monthly Fees

•	$[ ] – Albridge Analytics

•	$[ ] – RIA Module (monthly load)

•	$[ ] – SalesForce.com (plus $75/user)

•	$[ ] – MARS iPad/iPhone (plus $250/user)

Any System Upgrades & Enhancements

•	Quoted separately through a Statement of Work.

MARS Training

•	$[ ] /day plus travel and out-of-pocket expenses.

**	Any additional costs that may be charged by intermediaries/NSCC for data fees are not included.

Chat Services – Additional Services and Charges

Customization ($[        ]/hour)

•	Coding and provision of HTML code necessary to add chat widget to existing fund webpage

•	Customization to look and feel of incoming chat questionnaire and shareholder facing chat window

•	Chat button customization or other graphic design work related to chat service @ $[ ]/ hour